Exhibit 3.2

AMENDED AND RESTATED BY-LAWS OF

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

 December 14, 2007

ARTICLE I

OFFICES

1.  Principal office.  The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

2.  Other offices.  The Corporation may also establish offices in other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

1.  Annual and Special Meetings.

A.  The annual meeting of the stockholders of the Corporation shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other proper business as may come before the meeting.   Should the stockholders fail to elect Directors on the day designated for their annual meeting or before an adjournment thereof, the Board of Directors shall call a special meeting of the stockholders as soon thereafter as practical.

B.  Special meetings of the stockholders of the Corporation may be called by the Board of Directors or by the Chairman to be held on such date as the Board of Directors or the Chairman shall determine.

2.  Advance notice for business.

A.  Proposed business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder in accordance with the procedure set forth below.  For business (other than nominations) to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record on the date of giving written notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and provided timely notice in accordance with this Section 2.

B.  Timely notice.  In addition to any other applicable requirements, for business proposed by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days nor earlier than the 120th day prior to the anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to the annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which may include any public filing by the Corporation with the Securities and Exchange Commission of the date of the annual meeting.  Notwithstanding the above, for purposes of determining whether a stockholder’s notice shall have been received in a timely manner for the annual meeting of stockholders in 2008, to be timely, a stockholder’s notice must have been received not later than the close of business on January 5, 2008.  The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.

C.  Form of notice.  Any such notice with respect to any business (other than nominations) shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, and the reasons for conducting such business at the annual meeting; (b) the name and address of the stockholder proposing such business and the name and record address of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made; (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of any stockholder in such business; and (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.  No business shall be conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedures.

D.  Other requirements. In addition to the provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth herein.

3.  Place of meetings.  The Board of Directors may designate a place, either within or without the state of Delaware, as the place of meeting for the annual meeting or for a special meeting called by the Board of Directors, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at a meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

4.  Notice of meetings.  The Corporation’s Secretary shall deliver to each stockholder of record entitled to vote at a meeting, not less than ten nor more than sixty days before the meeting date, notice, stating the place, day, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

5.  Record dates.

A.  Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

B.  Dividends. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

6.  List of stockholders.  Prior to every meeting of stockholders, the Secretary shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each.  Any stockholder may examine this list at the Corporation’s principal office during the ten days immediately preceding the meeting for any purpose germane to the meeting.  This list shall be produced and kept at the place of the meeting during the whole time thereof, and subject to inspection by any stockholder present.

7.  Business.  The Chairman shall preside at the stockholders’ meeting, confine the business to the objects stated in the call, and, when in order, approve all minutes prepared by the Secretary.  The Chairman may specify a manual or other authority of parliamentary procedure as a guide for conducting the meeting; provided, that once a manual is selected, that manual shall control for all meetings.  The Chairman may rely upon the interpretations of corporate counsel in matters of parliamentary law.

8.  Quorum.  The holders of a majority of the shares of the stock issued and outstanding and entitled to vote thereat, present or represented by proxy, shall be requisite for and shall constitute a quorum at all stockholders’ meetings for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-laws.  If less than a majority of the outstanding shares are represented at a meeting, however, a majority of the shares so represented may adjourn the meeting, from time to time without notice other than by announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, where a quorum shall be present or represented, all business may be transacted which might have been transacted at the meeting originally called.

9.  Vote.  When a quorum is present at a meeting, the vote of the holders of a majority of the stock having voting power present or represented by proxy shall decide questions brought before the meeting, unless the question is one which, by express provisions of the Delaware Statutes, the Certificate of Incorporation or by these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

10.  Proxy.  At all stockholders’ meetings, each stockholder having the right to vote shall be entitled to vote in person, by remote communication, if applicable, or by proxy granted in accordance with Delaware law, appointed by a written instrument subscribed by the stockholder and bearing a date not more than three (3) years prior to the meeting, unless the instrument specifically provides for a longer period.

11.  Written consents.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

1.  General.  The business, affairs and property of the Corporation shall be managed and controlled by a Board of Directors, which, except as otherwise provided by law or the Certificate of Incorporation, shall exercise all the powers of the Corporation.  The number, qualifications, term of office, manner of election, time and place of meeting, compensation and powers and duties of the Directors of the Corporation shall be fixed from time to time by or pursuant to these By-laws.

2.  Number and Classification of Directors.

A.  Number.  The number of directors which shall constitute the Board of Directors shall be fixed from time to time by a vote of a majority of the Board of Directors.

B.  Classification. The Directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into three classes, as nearly equal in number as possible.  Each class shall be elected at the annual meeting of stockholders for terms which will expire as follows:  Class I directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 2008, Class II directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 2009; and Class III directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 2010.

C.  Other matters. At each annual meeting of stockholders, successors to the class of directors whose term just expired shall be elected to serve for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors shall have been elected and qualified.  The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors in order to ensure that those classes remain as nearly equal in number as possible.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.  Advance notice for nomination of Directors.

A.  Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided by the terms of one or more series of preferred stock with respect to the rights of holders of one or more series of preferred stock to elect directors.  Nominations of persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.

B.  Timely notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  For nominations by a stockholder to be properly brought before an annual meeting, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days nor earlier than the 120th day prior to the anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to the annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the date of the annual meeting.  For nominations by a stockholder to be properly brought before a special meeting of stockholders called for the purpose of electing directors, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. Notwithstanding the above, for purposes of determining whether a stockholder’s notice shall have been received in a timely manner for the annual meeting of stockholders in 2008, to be timely, a stockholder’s notice must have been received not later than the close of business on January 5, 2008.  The public announcement of an adjournment of an annual or special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 3.

C.  Form of notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) the name and address of the stockholder who intends to make the nomination and of each person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice as directors; (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission were such nominee to be nominated by the Board of Directors; and (e) consent of each proposed nominee to serve as a director of the Corporation if so elected.  In addition to the provisions of this Section 3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

D.  Consideration of nomination. If the Board of Directors or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3, then such nomination shall not be considered at the meeting in question.  Notwithstanding the foregoing provisions of this Section 3, if the stockholder does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

4.  Removal.  Except as the law may otherwise provide, the stockholders shall not remove any director from office without cause prior to the expiration of his term of office unless holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation entitled to vote thereon, vote to remove the director from office.

5.  Vacancy.  In case of any vacancy in any class of directors through death, resignation, disqualification, removal, increase in the number of directors or other cause, the remaining directors, through less than a quorum, by affirmative vote of a majority thereof or by a sole remaining director, may fill such vacancy by the election of a director to hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the election and qualification of his successor.

6.  Meetings of the Board of Directors.

A.  Place.  Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

B.  Annual meeting.  The Board of Directors shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the time and place designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means.  No notice of such meeting shall be necessary to the Directors in order to legally constitute the meeting provided a quorum shall be present; or, the Directors may meet in such place and at such time as shall be fixed by written consent of all Directors.

C.  Regular meetings.  Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall be, from time to time, determined by the Board of Directors.

D.  Special meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Directors orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours at least 24 hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least two days before the date of the meeting.

E.  Quorum.  At all meetings of the Board of Directors, a majority of Directors shall constitute a quorum for transaction of business, except as otherwise provided by statute or in the Certificate of Incorporation.  If less than a majority is present at a meeting, a majority of Directors present may adjourn the meeting without further notice until a majority is present.

F.  Vote.  The affirmative vote of a majority of Directors shall be required for action of the Board of Directors.

G.  Deliberations.  The Chairman of the Board shall conduct meetings of the Board of Directors, may designate a parliamentary manual or authority as a guide and may rely upon the parliamentary interpretations of corporate counsel.  Upon request of a Director, the Chairman may exclude from the meeting all persons other than Directors, stockholders, the Corporation’s Secretary and corporate counsel.

H.  Compensation.  By resolution of the Board of Directors, the Directors may receive reimbursement for their expenses, if any, for attendance at each regular or special meeting of the Board of Directors or any committee thereof and may receive compensation for their services as may be approved by the Board of Directors, including, if so approved, a regular sum fixed by the Board of Directors for attendance at each meeting of the Board of Directors or committee.

I.  Written consent.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, action required or permitted to be taken at meetings of the Board of Directors or of committees of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or a committee thereof, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

J.  Meetings by telephone or other electronic communications equipment.  The members of the Board of Directors, or any committee thereof, may participate in and hold a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other.  Participation by a person in the above manner shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

7.  Committees of Directors.

A.  Designation.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more Directors, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in managing the corporate business and affairs, and may have power to authorize the seal of the Corporation to be fixed to all papers which may require it.  The committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

B.  Minutes.  The committees shall keep regular minutes of their proceedings and report same to the Board of Directors when required.

ARTICLE IV

NOTICE

1.  Method.

A. Notice to Directors.  Whenever under applicable law, the Certificate of Incorporation or these By-laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

B. Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By-laws notice is required to be given to any stockholder, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the Delaware General Corporation Law (“DGCL”). A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation.  Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an assistant secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

C. Electronic Transmission. “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

D. Notice to the Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder's consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

E. Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By-laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder's address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder's then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.  Waiver of notice.  Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By-laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE V

OFFICERS

1.  Designation.  The Corporation’s officers shall include, if and when designated by the Board of Directors, a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice-Presidents, a Chief Financial Officer, a Chief Operating Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may also appoint one or more assistant secretaries, assistant treasurers and such other officers with such powers and duties as it shall deem necessary.  The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any two offices may be held by the same person except that no one may hold the offices of President and Treasurer at the same time if the Corporation has more than one stockholder of record.

2.  Election.  The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a President and Chairman of the Board from among its members, and shall choose one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

3.  Agents.  The Board of Directors may appoint such agents on behalf of the Corporation as it shall deem necessary, for such terms and to exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and not conflicting with these By-laws or the Certificate of Incorporation.

4.  Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

5.  Term.  The officers of the Corporation shall hold office until their successors are chosen and qualified, unless sooner removed or displaced.  An officer elected or appointed by the Board of Directors may be removed at any time by affirmative vote of a majority of the entire Board of Directors whenever, in their judgment, the best interest of the Corporation would be served thereby.

6.  Vacancy. Vacancy in an office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

7.  Chairman.  It shall be the duty of the Chairman of the Board, if present, to preside at all meetings of the Board of Directors and stockholders, and to exercise and perform such other powers and duties as may, from time to time, be assigned to him by the Board of Directors or prescribed by the By-laws.

8.  President; Chief Executive Officer.  Unless the Chairman of the Board is present, the President shall preside at all meetings of stockholders and of the Board of Directors.  Unless some other person has been elected Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The President shall perform such other duties and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

9.  Vice-President.  The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and shall have such other powers as the Board of Directors or the President may from time to time prescribe.  The Board of Directors may assign any Vice-President the title of Executive Vice-President, Senior Vice-President, or any other title determined by the Board of Directors.

10.   Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President.  The Chief Financial Officer shall serve as Treasurer unless otherwise determined by the Board of Directors.

11.  Secretary and Assistant Secretaries.  If a Secretary is appointed, he shall attend all meetings of the Board of Directors and stockholders and shall keep a record of the meetings thereof.  He shall, when required, notify the stockholders and Directors of their meetings, and shall have such other powers and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

12.  Treasurer and Assistant Treasurers.  The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account.  He shall have charge of all funds, securities and valuable documents of the Corporation, except as the Board of Directors or the President may otherwise provide.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.

13.  Chief Operating Officer.  The Chief Operating Officer shall, subject to the authority of the Chief Executive Officer, have general management and control of the day to day business operations of the Corporation and shall consult with and report to the Chief Executive Officer.  The Chief Operating Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

14.  Other Powers and Duties.  Each officer shall, subject to these By-laws, have, in addition to the duties and powers specifically set forth in the By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Board of Directors may from time to time designate.

ARTICLE VI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the full extent permitted or authorized by the General Corporation Law of the State of Delaware.  The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any person whether or not the Corporation would otherwise have the power to indemnify such person.

ARTICLE VII

REIMBURSEMENT OR DISALLOWED DEDUCTIONS

Payments made to a corporate officer or Director (such as salary, commissions, bonus, interest, rent or expenses) which shall be disallowed by the Internal Revenue Service, in whole or in part, as a deductible expense for the purpose of corporate tax reporting, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.  The Board of Directors shall take all necessary steps to enforce this repayment.  In lieu of repayment by the officer or Directors, the Board of Directors, at its option, may withhold appropriate amounts from the officer’s or Director’s future compensation until payment has been recovered, provided the amount withheld is sufficient to extinguish the indebtedness within five years.

ARTICLE VIII

STOCK

1.  Form.  The shares of capital stock of the Corporation may be represented by certificates or be uncertificated.  Every holder of stock in the Corporation shall be entitled to receive, if he, she or it so requests, a certificate or certificates representing his, her or its shares of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Certificates representing shares of stock in the corporate name shall be in such form as determined by the Board of Directors.  All certificates shall be signed by the President or Vice-President, and by the Secretary or Treasurer.  All certificates for such shares shall be consecutively numbered, and the name and address of the person to whom the shares represented thereby are issued together with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Notwithstanding anything to the contrary in these By-laws, at all times that the Corporation’s stock is listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form.  All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued, the number of shares issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

2.  Transfer Agents, Registrars.  Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employees, or, (2) by a registrar other than the Corporation or its employees, any other signature on the certificate may be facsimile.  In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

3.  Lost certificates.  Each person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall give the Corporation a bond in such sum as the Board of Directors may require to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate.  The Board of Directors may accept the affiant’s personal bond if it should appear that he or she possesses unencumbered property of sufficient value to assure indemnification.  A new certificate, or such shares in uncertificated form, of the same tenor and for the same number of shares as the one alleged to be lost or destroyed shall then be issued.

4.  Transfer of stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation, if such shares are certificated, upon surrender to the Corporation’s transfer agent or registrar of the Corporation’s share certificates, duly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.

5.  Holder.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

GENERAL PROVISIONS

1.  Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may declare dividends upon the corporate capital stock, at a regular or special meeting, pursuant to law.  Subject to the provisions of the Certificate of Incorporation, dividends may be paid in cash, in property or in shares of capital stock.

2.  Reserve for contingencies.  Before payment of a dividend, the Board of Directors may set aside out of corporate funds available for dividends, such sum or sums as the Directors may, from time to time and in their discretion, deem proper, as a reserve fund to meet contingencies or for repairing or maintaining the corporate property, or for such other purposes as the Directors shall deem to be in the Corporation’s best interest.  The Directors may modify or abolish such reserve in the manner in which it was created.

3.  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors, from time to time, designates.

4.  Corporate seal.  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and “Corporate Seal.”

5.  Fiscal year.  The Corporation’s fiscal year shall end on the last day of December each year.

ARTICLE X

AMENDMENTS

Subject to the provisions of Article II hereof, the By-laws of the Corporation, regardless of whether adopted by the stockholders or by the Board of Directors, may be altered, amended or repealed by the Board of Directors or by the stockholders.  Such action at a meeting of the Board of Directors shall be taken by the affirmative vote of a majority of the members of the Board of Directors in office at the time; and such action by the stockholders shall be taken by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation entitled to vote thereon.

These By-laws are subject to any requirements of law, any provisions of the Certificate of Incorporation, as from time to time amended, and any terms of any series of preferred stock or any other securities of the Corporation.